UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

Axovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37418	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Clarendon House — 2 Church Street Hamilton HM 11, Bermuda	Not Applicable
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  +1 (441) 824-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 30, 2016, the Audit Committee (the “Audit Committee”) of the Board of Directors of Axovant Sciences Ltd. (the “Company”) approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 31, 2017, and approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. On July 1, 2016, the Company dismissed PwC as its independent registered public accounting firm.

PwC’s reports on the Company’s consolidated financial statements as of and for the fiscal year ended March 31, 2016 and as of March 31, 2015 and for the period from October 31, 2014 (date of inception) to March 31, 2015 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that the report on the Company’s consolidated financial statements as of March 31, 2015 and for the period from October 31, 2014 to March 31, 2015 included an explanatory paragraph noting that there was substantial doubt about the Company’s ability to continue as a going concern as of May 21, 2015, the date of the audit report. Following the Company’s initial public offering in June 2015, this explanatory paragraph was no longer included in the report of PwC on the Company’s consolidated financial statements as of and for the year ended March 31, 2016.

During the periods from October 31, 2014 (date of inception) to March 31, 2015, the Company’s fiscal year ended March 31, 2016, and the subsequent interim period through July 1, 2016, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of such disagreements in their reports for such periods.

During the periods from October 31, 2014 to March 31, 2015, the Company’s fiscal year ended March 31, 2016 and the subsequent interim period through July 1, 2016, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in the Company’s internal control over financial reporting identified in connection with the preparation of the Company’s consolidated financial statements as of and for the period from October 31, 2014 (date of inception) to March 31, 2015 which was remediated as of March 31, 2016, as described in the Company’s Form 10-K for the fiscal year ended March 31, 2016. The material weakness related to the Company’s not maintaining a sufficient complement of personnel with an appropriate level of knowledge of accounting, experience and training commensurate with the Company’s financial reporting requirements and an insufficient segregation of duties in the Company’s finance and accounting functions. During the year ended March 31, 2016, the Company implemented processes and procedures intended to mitigate the identified material weakness, and the Company disclosed that the material weakness was remediated as of March 31, 2016. The Audit Committee has discussed the subject matter of this reportable event with PwC, and the Company has authorized PwC to respond fully to the inquiries of EY concerning the subject matter of this reportable event.

The Company has provided PwC with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of PwC’s letter dated July 6, 2016 is attached as Exhibit 16.1 to this Form 8-K.

During the period from October 31, 2014 (date of inception) to March 31, 2015, the Company’s fiscal year ended March 31, 2016, and the subsequent interim reporting period through June 30, 2016, neither the Company nor anyone on its behalf consulted EY regarding either:

(i)                                     the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii)                                  any matter that was either the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibit:

16.1                        Letter of PricewaterhouseCoopers LLP, dated July 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Sciences Ltd.

Date: July 6, 2016	By:	/s/ Gregory Weinhoff
		Name:	Gregory Weinhoff
		Title:	Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP, dated July 6, 2016.